BlackRock Funds (the "Registrant"):  BlackRock Multi-Manager
Alternative Strategies Fund (the "Fund")

77Q1(e):
Copies of any new or amended Registrant investment advisory
Contracts

Attached please find as an exhibit to Sub-Item 77Q1(e) of Form
N-SAR, a copy of the Form of Sub-Advisory Agreement between BlackRock Advisors, LLC and GLG Partners LP with respect to the
Fund



[PAGE BREAK]



                  SUB-ADVISORY AGREEMENT


    THIS SUB-ADVISORY AGREEMENT (the "Agreement") is made as of
April 26, 2016 by and between BLACKROCK ADVISORS, LLC, a
Delaware limited liability company (the "Adviser"), and GLG
Partners LP, a United Kingdom Limited Partnership (the "Sub-
Adviser").

    WHEREAS, BlackRock Funds, a Massachusetts business trust (the
"Trust"), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended
(the "1940 Act"); and

    WHEREAS, pursuant to an Investment Advisory Agreement (the "Investment Advisory Agreement") by and between the Trust and the Adviser, the Trust has appointed the Adviser to furnish investment advisory and other services to the Trust on behalf of BlackRock Multi-Manager Alternative Strategies Fund, a series of the Trust (the "Fund"); and

    WHEREAS, the Investment Advisory Agreement authorizes the
Adviser to retain one or more sub-advisers to furnish certain investment advisory services to the Adviser and the Fund; and

    WHEREAS, subject to the terms and provisions of this Agreement, the Adviser desires to retain the Sub-Adviser to furnish sub-investment advisory services on behalf of the Fund or a designated portion of the assets of the Fund; and

    WHEREAS, the Sub-Adviser is willing to furnish such services in accordance with the terms and provisions of this Agreement;

    NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the Adviser and the Sub-Adviser hereby agree as follows:

1.	Appointment of the Sub-Adviser. The Adviser hereby
appoints the Sub-Adviser as an investment sub-adviser with respect to the Fund for the period and on the terms set forth in this Agreement. The Adviser may, in its sole discretion, allocate all, only a portion or none of the Fund's assets to the Sub-Adviser for management. The
Sub-Adviser will be responsible for the investment of only the assets which the Adviser allocates to the Sub-
Adviser for management under this Agreement, plus all investments, reinvestments and proceeds of the sale thereof, including, without limitation, all interest, dividends and appreciation on investments, less depreciation thereof and withdrawals by the Adviser therefrom (the "Managed Portion"). The Adviser shall have the right at any time to increase or decrease the allocation of the Managed Portion to the Sub-Adviser if the Adviser deems such increase or decrease appropriate and shall provide notice via email to the Sub-Adviser prior to 9:00 am (Eastern time) on the day of any such increase or decrease. The Sub-Adviser accepts that appointment and agrees to render for the Managed Portion the services herein set forth, for the compensation herein provided.

2.	Duties as Sub-Adviser.

(a) Pursuant to this Agreement and subject to the supervision and direction of the Trust's Board of Trustees (the "Board") and direction and oversight of the Adviser, the Sub-Adviser shall, with respect to the Managed Portion, provide the Fund with investment advice and supervision and furnish a continuous investment program for and manage the investment and reinvestment of the Managed Portion. In this regard, the Sub-Adviser shall, with respect to the Managed Portion, determine in its discretion the securities, cash and other financial instruments to be purchased, retained or sold for the Managed Portion within the parameters of the investment objective, policies, restrictions and guidelines applicable to the Managed Portion as provided in advance and in writing by the Adviser to the Sub-Adviser, as amended in writing from time to time by the Adviser and acknowledged by the Sub-Adviser (the "Investment
Guidelines"), the provisions of this Agreement, all applicable laws, rules and regulations and the Fund's registration statement on Form N-1A under the 1940 Act as amended or supplemented from time to time, or any successor form thereto (the "Registration Statement").

(b) The Adviser will provide Sub-Adviser a list of counterparties, brokerage firms or other financial institutions (collectively, the "Counterparties") with which the Managed Portion is permitted to engage in transactions. The Adviser shall negotiate and finalize on behalf of the Fund the terms of any account opening documents, prime brokerage, futures and other related agreements, any ISDA master agreement, master repurchase agreement, master securities lending agreement or any other master swap or over-the-counter trading documentation, including any schedule or credit support annex thereto, any related clearing agreements or control agreements and any other agreement related to the foregoing (collectively, "Trading Agreements").
With respect to each Trading Agreement, the Adviser will either (i) provide a copy of the Trading Agreement to the Sub-Adviser or (ii) identify certain terms and/or provisions of the Trading Agreement in writing to Sub-
Adviser. In connection with its management of the Managed Portion, (a) with respect to any Trading
Agreement provided to the Sub-Adviser, the Sub-Adviser agrees to comply with the terms and conditions of such Trading Agreements and (b) with respect to any Trading
Agreement for which the Adviser has identified certain terms and/or provisions in writing to Sub-Adviser, the Sub-Adviser agrees to comply with the terms and provisions so identified in such writing. Adviser may amend or modify a Trading Agreement or such writing from time to time by sending written notice thereof to Sub-
Adviser, and such amendment or modification shall become effective on the fifth calendar day following delivery thereof. Once the Trading Agreements have been negotiated and executed by Adviser, subject to any other written instructions of Adviser or the Trust, the Sub-
Adviser is hereby appointed Adviser's and the Trust's agent and attorney-in-fact for the limited purposes of executing such additional documentation, contracts, instructions and other documents and carrying out such duties as may be required under the Trading Agreements in connection with the Sub-Adviser's management of the Managed Portion
(including, where applicable, confirming transactions, executing transaction-related documentation and causing the Fund to perform any payment or delivery obligations required under any Trading Agreement or transaction, including without limitation, collateral or margin payments), provided that (i) the Sub-Adviser's actions in executing such documents and performing such duties shall comply with applicable federal laws, the regulations thereunder, the Sub-Adviser's duties and obligations under this Agreement and the Trust's
Governing Documents (as defined below) and (ii) the Sub-
Adviser shall not execute any documentation pursuant to the foregoing relating to the tax status or investor status of the Fund without verifying such status with the Adviser.

(c) The Sub-Adviser is hereby appointed the Fund's agent and attorney-in-fact, and shall have a duty hereunder, to exercise in its discretion all rights and perform all duties which may be exercisable in relation to the Managed Portion, including without limitation the right to tender, exchange, endorse, transfer, or deliver any securities on behalf of the Fund, to participate in or consent to any class action, distribution, bankruptcy proceeding, plan of reorganization, creditors committee, merger, combination, consolidation, liquidation, underwriting, or similar plan with reference to such securities; and to execute and bind the Fund in waivers, consents and covenants related thereto. The duties to be carried out by the Sub-Adviser pursuant to this power-of-attorney shall be undertaken at the Fund's expense.
This power-of-attorney is a continuing power-of-attorney and shall remain in full force and effect until revoked by the Adviser or the Fund in writing, but any such revocation shall not affect any transaction initiated prior to receipt by the Sub-Adviser of such notice. Such power-of-attorney shall be automatically revoked upon the termination of this Agreement.

(d) The Sub-Adviser is responsible for and appointed to act upon, or refrain from acting upon, all proxies solicited by or with respect to the issuers of securities in which the assets of the Managed Portion are invested from time to time in accordance with the Sub-Adviser's proxy voting policies and procedures, as presented to the Fund, and in a manner that the Sub-
Adviser reasonably believes best serves the interests of the Fund's shareholders and that complies with applicable law. The Sub-Adviser represents and covenants that it has adopted written proxy voting policies and procedures as required under Rule 206(4)-6 of the Investment Advisers Act of 1940, as amended ("Advisers
Act"), a copy of which has been provided to the Fund and the Trust's Board of Trustees (the "Board"), and that it will promptly provide (i) any material updates of such policies and procedures to the Fund and the Board, (ii) its voting records with respect to the Managed Portion to the Fund or the Fund's proxy voting service, in a format determined by the Adviser as the Fund may direct
(and in any event before July 15 of each year), so that the Fund may meet its annual disclosure requirement pursuant to Rule 30b1-4 under the 1940 Act, (iii) reports to the Adviser and/or the Board, as the Fund may direct, in instances where the Sub-Adviser votes counter to its proxy voting policies and (iv) a summary of its proxy voting policies and procedures for including in the Trust's Registration Statement, if requested. The
Sub-Adviser shall be responsible for responding to any class action claim with respect to any investment(s) made with the Managed Portion and shall notify promptly the Fund of any such claims.

(e) The Sub-Adviser shall discharge its responsibilities hereunder subject to the supervision of the Adviser, the Board and the officers of the Trust and in compliance with (i) except as set forth in the Investment
Guidelines, the 1940 Act and the Investment Advisers Act of 1940, as amended (the "Advisers Act") and the rules and regulations adopted under each from time to time;
(ii) the requirements of Subchapter M of the Internal
Revenue Code of 1986, as amended (the "Internal Revenue
Code") applicable to regulated investment companies (as defined in the Internal Revenue Code); (iii) the Commodity Exchange Act, as amended (the "CEA"), and the rules and regulations adopted thereunder from time to time; (iv) all other applicable federal and state laws and regulations, including without limitation, the rules of any applicable self-regulatory organization; (v) any 1940 Act exemptive order applicable to the Fund and the Managed Portion; (vi) the Trust's Declaration of Trust and By-Laws, as each may be amended from time to time
(the "Governing Documents"); (vii) the objectives, policies and limitations for the Fund set forth in the Registration Statement; and (viii) the Investment
Guidelines and such other guidelines, policies and procedures adopted by the Board of the Fund and/or implemented by the Adviser with respect to the Fund or to the Sub-Adviser's activities under this Agreement and provided to the Sub-Adviser in writing ("Adviser
Procedures"). The Sub-Adviser shall maintain compliance procedures and operational processes for the Fund that are reasonably designed to ensure the Fund's compliance with the foregoing and that the Sub-Adviser reasonably believes are adequate to ensure its compliance with applicable law. No supervisory activity undertaken by the Adviser shall limit the Sub-Adviser's responsibility for compliance with any of the foregoing.

Notwithstanding the above, the Adviser acknowledges that in instances where compliance with applicable laws, regulations, policies, procedures or guidelines is dependent on the composition of the holdings of the entire Fund, the Sub-Adviser is only responsible for ensuring compliance in the Managed Portion.

(f) The Sub-Adviser agrees that it will not knowingly consult with any other sub-investment adviser for the Fund or the Trust or any other fund under common control with the Trust, concerning transactions for the Managed
Portion in securities or other assets, except that such consultations are permitted between the current and successor sub-investment advisers of the Fund in order to effect an orderly transition of sub-advisory duties so long as such consultations are not transactions prohibited by Section 17(a) of the 1940 Act.

(g) On behalf of the Fund, the Adviser hereby authorizes any entity or person associated with the Sub-Adviser which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and on behalf of the Fund, the Adviser hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).
Notwithstanding the foregoing, the Sub-Adviser agrees that it will not knowingly deal with itself, or with members of the Board or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will the Sub-Adviser purchase any securities from an underwriting or selling group in which the Sub-Adviser or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account advised by the Sub-Adviser or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by the Fund from time to time and disclosed to, and acknowledged by, the Sub-Adviser, and will comply with all other provisions of the Governing Documents and the Fund's then-current Registration Statement relative to the Sub-Adviser and its directors, officers and employees.

3.	Fund Transactions.

(a) In connection with purchases and sales of portfolio securities and other instruments of the Managed Portion for the account of the Fund, neither the Sub-Adviser nor its affiliated persons (as defined in the 1940 Act) or any of their respective partners, officers or employees shall act as principal, except as otherwise permitted by the 1940 Act. The Sub-Adviser or its agents shall arrange for the placing of orders for the purchase and sale of portfolio securities and other financial instruments of the Managed Portion for the Fund's account either directly with the issuer or with any Counterparty, provided that the Sub-Adviser complies with Section 2(b) with respect to each such Counterparty.

(b) In the selection of such brokers or dealers, as permitted in accordance with the list of Counterparties with which the Managed Portion is permitted to engage in transactions, and the placing of such orders, the Sub-
Adviser is directed at all times to seek to obtain for the Managed Portion the most favorable execution and net price available. It is also understood that it may be desirable for the Managed Portion that the Sub-Adviser have access to supplemental investment and market research and security and economic analyses that are consistent with Section 28(e) of the Securities Exchange
Act of 1934, as amended (the "1934 Act") and Section
11.6 of the Financial Conduct Authority's Conduct of
Business Handbook (the "FCA COB"), and are provided by brokers who may execute brokerage transactions at a higher cost to the Managed Portion than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, subject to compliance with the safe harbor provided by Section 28(e) of the 1934 Act,
Section 11.6 of the FCA COB, and such other conditions and limitations as may be established by the Adviser from time to time and communicated to the Sub-Adviser in writing, if any, the Sub-Adviser is authorized to consider such services provided to the Managed Portion and other accounts over which the Sub-Adviser or any of its affiliates exercises investment discretion and to place orders for the purchase and sale of securities for the Managed Portion with such brokers, if the Sub-
Adviser determines in good faith that the amount of commissions for executing such portfolio transactions is reasonable in relation to the value of the brokerage and research services provided by such brokers, subject to review by the Adviser and the Board from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Sub-Adviser in connection with its services to other clients. The Sub-
Adviser may, on occasions when it deems the purchase or sale of a security to be in the best interests of the Managed Portion as well as its other clients, aggregate, to the extent permitted by applicable laws, rules and regulations, the securities to be sold or purchased in order to seek to obtain the best net price and the most favorable execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Sub-
Adviser in the manner it considers to be the most equitable and consistent with its obligations to the Managed Portion and to such other clients. The Board may from time to time adopt policies and procedures that modify and/or restrict the Sub-Adviser's authority regarding the execution of the Managed Portion's portfolio transactions provided herein, which changes shall be communicated to the Sub-Adviser in writing and to which Sub-Adviser shall be subject only upon actual receipt of such notice.

(c) The Sub-Adviser shall not acquire on behalf of the Managed Portion any equity securities registered under
Section 12 of the 1934 Act with the purpose or effect, at the time of such acquisition, of changing or influencing control of the issuer of the securities or in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) promulgated under the 1934 Act. For purposes of all applicable filing requirements under the 1934 Act, including without limitation Sections 13(d), (f) and (g), and other laws, the Sub-Adviser shall be deemed to have sole investment discretion with respect to all securities held in the Managed Portion and shall have the authority to make any filing required under Sections 13(d), (f) and (g). If the Sub-Adviser is required to file any other report specifically in regards to the Managed Portion with any governmental or self-regulatory agency or organization or exchange, the Sub-Adviser shall provide the Adviser with prompt written notice thereof, setting forth in reasonable detail the nature of the report and the investments of the Managed Portion to be reported.

(d) The Fund may establish one or more wholly-owned subsidiaries of the Fund through which it may conduct a significant portion of its commodities investing activities or for other investment purposes.


4. Compensation of the Sub-Adviser.

(a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, Adviser, not the Fund, shall pay to the Sub-Adviser a fee, computed daily and payable monthly, in arrears, at an annual rate of the average daily net assets of the Managed Portion that the Sub-Adviser manages (computed in the manner specified in the Investment Advisory
Agreement), in accordance with the schedule attached hereto as Exhibit A.

(b) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion that such period bears to the full month in which such effectiveness or termination occurs.


5. Expenses. The Sub-Adviser agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement. The Fund shall be responsible for payment of brokerage commissions, transfer fees, registration costs, transaction-related taxes, and other similar costs and transaction-related expenses and fees arising out of transactions effected on behalf of the Fund, which shall be deducted from the Managed Portion. Subject to the foregoing, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement, including without limitation, all costs associated with attending or otherwise participating in regular or special meetings of the Board or shareholders, or with the Adviser, as reasonably requested, and additions or modifications to the Sub-Adviser's operations necessary to perform its services hereunder in compliance with this Agreement, the Investment Guidelines, any other Board/Adviser Procedures and applicable law. The Sub-Adviser shall be responsible for its reasonable share of costs associated with any information statements and/or other disclosure materials that are for the primary benefit of the Sub-Adviser (including, but not limited to, the legal fees associated with preparation, printing, filing and mailing thereof, as well as any shareholder meeting and/or solicitation costs, if applicable).

    6. Delivery of Information, Reports and Certain
Notifications.

(a) The Adviser agrees to furnish to the Sub-Adviser current prospectuses, statements of additional information, proxy statements, reports to shareholders, financial statements, Declaration of Trust and By-Laws, any 1940 Act exemptive order applicable to the Fund and the Managed Portion, any amendments or supplements to any of the foregoing and such other information with regard to the affairs of the Fund as the Sub-Adviser may reasonably request.

(b) The Sub-Adviser shall, upon reasonable request, report on a timely basis to the Adviser and to the Board and shall make appropriate persons, including portfolio managers, available for the purpose of reviewing with representatives of the Adviser and the Board on a regular basis at reasonable times the management of the Managed Portion, the performance of the Managed Portion in relation to standard industry indices and the Fund's own performance benchmark, and general conditions affecting the marketplace. The Sub-Adviser agrees to render to the Adviser such other periodic and special reports on a timely basis regarding its activities under this Agreement as the Adviser may reasonably request.

(c) The Sub-Adviser shall provide the Adviser, the Fund or the Board with such information and assurances
(including certifications and sub-certifications) and with such assistance as the Adviser, the Fund or the Board may reasonably request from time to time in order to assist it in complying with applicable laws, rules, regulations and exemptive orders, including requirements in connection with the Adviser's, the Sub-Adviser's or the Board's fulfillment of its responsibilities under
Section 15(c) of the 1940 Act and the preparation and/or filing of periodic and other reports and filings required to maintain the registration and qualification of the Fund, or to meet other regulatory or tax requirements applicable to the Fund, under federal and state securities, commodities and tax laws and other applicable laws. Upon written request of the Adviser, the Sub-Adviser shall review draft reports to shareholders, registration statements, marketing materials or amendments or supplements thereto or portions thereof that directly relate to the Managed
Portion or the Sub-Adviser and other documents provided to the Sub-Adviser, provide comments on such drafts on a timely basis, and provide reasonable certifications or sub-certifications on a timely basis as to the accuracy of the information provided by the Sub-Adviser and/or contained in such reports or other documents containing factual information about the Sub-Adviser or its strategy.

(d) The Sub-Adviser agrees to provide and update promptly but no less frequently than quarterly a list of all the affiliates of the Sub-Adviser, and to promptly notify the Adviser and the Fund of any change of control.

(e) If required by the CEA or the rules and regulations thereunder promulgated by the Commodity Futures Trading
Commission ("CFTC"), the Sub-Adviser will provide the Fund with a copy of its most recent CFTC disclosure document or a written explanation of the reason why it is not required to deliver such a disclosure document.

(f) The Sub-Adviser agrees to provide any and all material composite performance information, records and supporting documentation about accounts the Sub-Adviser manages, if appropriate, which are relevant to the Managed Portion and that have investment objectives, policies, and strategies substantially similar to those employed by the Sub-Adviser in managing the Managed
Portion that may be reasonably necessary, under applicable laws, to allow the Fund or its agent to present information concerning the Sub-Adviser's prior performance in the Registration Statement of the Fund and any permissible reports and materials prepared by the Fund or its agent.


7. Cooperation with the Fund, the Adviser and Other Service
Providers.

(a) The Sub-Adviser agrees to cooperate with and provide reasonable assistance to the Adviser, the Fund, the Fund's custodian, accounting agent, administrator, pricing agents, independent auditors and all other agents, representatives and service providers of the Fund and the Adviser, and to provide the foregoing persons such information with respect to the Managed
Portion as they may reasonably request from time to time in the performance of their obligations; provide prompt responses to reasonable requests made by such persons;
and establish and maintain appropriate operational programs, procedures and interfaces with such persons so as to promote the efficient exchange of information and compliance with applicable laws, rules and regulations, and the Investment Guidelines and the Adviser
Procedures.

(b) The Fund's assets (including the Managed Portion) shall be held by a custodian appointed by the Fund pursuant to a separate custody agreement; the Sub-
Adviser and its affiliates shall at no time have custody or physical control of any assets or cash of the Fund.
The Sub-Adviser shall advise the Fund's custodian and accounting agent on a prompt basis of each purchase and sale of a portfolio security or other financial instrument specifying the name of the issuer or Counterparty, the description, terms and amount of shares or principal amount of the security or other financial instrument purchased or sold, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer and such other information as may reasonably be required. The Sub-Adviser shall arrange for the transmission to the Fund's custodian, Adviser and accounting agent on a daily basis such confirmation, trade tickets, and other documents and information as may be reasonably necessary to enable the custodian, Adviser and accounting agent to perform their administrative, recordkeeping and other responsibilities with respect to the Fund.

(c) Without limiting the generality of the foregoing and in furtherance thereof, the Sub-Adviser shall report to the Fund's custodian and accounting agent all trades and positions in the Managed Portion daily (in such form and at such times as specified by the Fund's custodian and accounting agent), including any trade it has entered into for which it has not received confirmation, and shall also request each executing broker and Counterparty to deliver its own such transaction and position reporting, and any information related to any corporate action relevant to the investments of the Managed Portion (in such form and at such times as specified by the Fund's custodian and accounting agent).

(d) The Sub-Adviser shall reconcile all trades with each executing broker and Counterparty daily to ensure accurate trade settlement and verify open positions
(including cash). The Fund or its designee may also conduct a reconciliation of trades as reported from executing brokers and Counterparties and the Sub-Adviser shall cooperate with the Fund or such designee in order to effect such reconciliation, including without limitation by taking reasonable measures to arrange for access by the Fund or such designee to the files and websites of the executing brokers and Counterparties with respect to the Managed Portion. In addition, the Sub-Adviser shall promptly review each holdings reconciliation report that it receives from the Fund's custodian and accounting agent and/or the Adviser, as appropriate, and shall work to resolve all open reconciliation items, including trade breaks, contained in such report promptly.

(e) The Sub-Adviser shall provide reasonable assistance to the Board, the Adviser, the custodian or administrator for the Fund in determining or confirming, consistent with the Board/Adviser Procedures and the Registration Statement, the value of any portfolio securities or other assets or liabilities of the Managed
Portion for which the Adviser, custodian or administrator seeks assistance from the Sub-Adviser or identifies for review by the Sub-Adviser. This assistance includes (but is not limited to): (i) designating and providing reasonable access to one or more employees of the Sub-Adviser who are knowledgeable about the security or other asset or liability, its issuer or counterparty (as applicable), its financial condition, trading and/or other relevant factors for valuation, which employees shall be available for consultation when the Board or a designated committee thereof convenes; (ii) assisting the Board, Adviser, the custodian or the administrator in obtaining bids and offers or quotes from broker-dealers or market-makers with respect to investments held in the Managed Portion, upon the reasonable request of the Adviser, custodian or administrator; (iii) upon the reasonable request of the Board, Adviser, the custodian or the administrator, providing recommendations for pricing and fair valuations with respect to investments held in the Managed Portion (including the methodology and rationale used in making such recommendation and such other relevant information as may be requested); and (iv) maintaining adequate records and written backup information with respect to the investments valuation assistance provided hereunder, and providing such information to the Board, Adviser or the Fund upon request, with such records being deemed Fund records.
The Sub-Adviser shall promptly notify the Adviser if, for any reason, the Sub-Adviser believes that the price of any security or other investment in the Managed
Portion may not accurately reflect the value thereof.
Additionally, the Sub-Adviser shall use reasonable efforts to obtain portfolio prices for over-the-counter derivative instruments from Counterparties and for providing that information (and any valuation determinations made by the Sub-Adviser) to the Adviser for its consideration on the monthly reports required under this Section 7(e).

(f) From time to time as the Board or the Adviser may reasonably request, the Sub-Adviser shall furnish to the Adviser, the Board and the officers of the Trust reports on portfolio transactions and reports on issuers of securities and other financial instruments,
Counterparties and underlying reference terms of Trading
Agreements and any other relevant information regarding any positions held in the Managed Portion, all in such detail as the Trust or the Adviser may reasonably request, including but not limited to, quarterly reports documenting the Sub-Adviser's compliance with Sections
10(f), 12(d)(3), 17(a) and 17(e) of the 1940 Act, and
the rules thereunder, in its management of the assets in the Managed Portion, quarterly compliance checklists developed for the Managed Portion by the Adviser, quarterly and annual certifications under Rule 38a-1 under the 1940 Act and under Rule 206(4)-7 under the Advisers Act, a summary of those matters discussed in the Sub-Adviser's annual review under Rule 206(4)-7 under the Advisers Act that materially impacted the Sub-
Adviser's management of the Managed Portion and an annual due diligence questionnaire. Without limiting the foregoing, the Sub-Adviser agrees that it shall certify to the Fund on a timely basis after the end of each calendar quarter that it has complied in all material respects with all of the Investment Guidelines, all applicable laws and regulations and other conditions and agreements contained herein during the prior calendar quarter.

(g) In addition, the Sub-Adviser shall provide necessary assistance to the Fund and the Adviser in complying with the provisions of the Sarbanes-Oxley Act of 2002 and shall provide certifications in the form reasonably requested by the Fund relating to the Sub-Adviser's services under this Agreement. The Sub-Adviser shall provide reasonably necessary support to the Fund and the Adviser in preparing and presenting the Fund's financial statements, and in doing so shall be responsible for applying appropriate accounting and financial reporting principles and maintaining policies and internal controls and procedures, including internal controls over financial reporting, designed to assure compliance with generally accepted accounting principles (GAAP) and applicable laws and regulations.

(h) The Sub-Adviser shall further notify the Adviser promptly upon detection of any error in connection with its management of the Fund, including but not limited to any trade errors. For the avoidance of doubt, (i) investment decisions and the processes used to make investment decisions where such investment decisions ultimately result in losses, and (ii), so long as no fault of the Sub-Adviser, failures of the Fund's
Counterparties, custodian, administrator or other service providers to timely and accurately execute their respective functions with respect to the Managed
Portion, shall not constitute errors or trade errors attributable to the Sub-Adviser; however, the Sub-
Adviser shall reasonably assist with the recovery of losses related to these third party failures, at the Fund's expense. In the event of an error, the Sub-
Adviser shall provide a memorandum to the Adviser that sufficiently describes any such error and the action to be taken to prevent future occurrences of such error or, alternatively, a statement that the Sub-Adviser has reviewed the relevant controls, and has determined those controls are reasonably designed to prevent additional errors in the future (and, to the extent relevant, that such controls are reasonably designed to prevent violations of the federal securities laws), and as such no further action is required. Further, the Sub-Adviser shall provide reasonable access to the Adviser and the Fund, or their agents, to all documents and information related to any error, its analysis and correction, and the correction of all errors impacting the Fund must be corrected to the satisfaction of the Adviser and the Fund. Notwithstanding Sections 15 and 16. Sub-Adviser will reimburse the Fund for any error attributable to the Sub-Adviser and any commissions arising therefrom, if any.

(i) Each party to this Agreement agrees to cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the Securities and Exchange Commission, CFTC and state regulators) in connection with any investigation or inquiry relating to this Agreement or the Fund.

    8. Compliance.

(a)	The Sub-Adviser shall notify the Adviser promptly upon
detection of any material breach of any of the Investment Guidelines, Adviser Procedures, the Registration Statement and of any material violation of any applicable law or regulation, including the 1940 Act and Subchapter M of the Internal Revenue Code, with respect to the Managed Portion. The Sub-Adviser shall also notify the Adviser promptly upon detection of any material violations of the Sub-Adviser's own compliance policies and procedures that relate to (1) its management of the Managed Portion, or (2) its activities as investment adviser generally to the extent such violation would be considered material to the Sub-Adviser's ability to manage the Managed Portion. For the avoidance of doubt, subject to applicable law, the Sub-Adviser will notify the Adviser if it receives a Wells
Notice (or the functional equivalent) or is the subject of a final administrative, judicial or arbitral determination or indictment by a regulatory or governmental body or agency in respect of a material violation of the securities laws or regulations which would be considered material to the Sub-Adviser's ability to manage the Managed Portion.

(b)	The Sub-Adviser represents and warrants that it has
adopted and implemented written policies and procedures, as required by Rule 206(4)-7 under the Advisers Act that are reasonably designed to prevent violations of the Advisers
Act and the rules thereunder by the Sub-Adviser and its supervised persons ("Advisers Act Compliance Procedures"), and the Adviser and the Trust have been provided access to the Advisers Act Compliance Procedures. The Sub-Adviser represents and warrants that the Advisers Act Compliance
Procedures incorporate policies and controls reasonably designed to ensure compliance with the provision of the 1940 Act applicable to its activities hereunder with respect to the Fund. The Sub-Adviser has and shall provide access to its compliance policies and procedures pertaining to the Sub-Adviser's services provided to the Managed
Portion under this Agreement to the Fund's Chief Compliance
Officer to permit the Fund's Chief Compliance Officer to conduct review and oversight of such policies and procedures in accordance with Rule 38a-1 under the 1940 Act and shall promptly notify the Adviser of: (1) any changes that would be considered material to its compliance policies and procedures; (2) any new policies and procedures that the Sub-Adviser adopts pursuant to Rule
206(4)-7 under the Advisers Act or otherwise as they pertain to activities performed for or on behalf of the Managed Portion; and (3) the retirement of any policies and procedures previously adopted by the Sub-Adviser pursuant to Rule 206(4)-7 under the Advisers Act or otherwise as they pertained to activities performed for or on behalf of the Managed Portion. The Fund, the Adviser, or the Fund's
Chief Compliance Officer may make any reasonable request for the provision of information or for other cooperation from the Sub-Adviser with respect to the Sub-Adviser's duties under this Agreement, and the Sub-Adviser shall use its commercially reasonable efforts to promptly comply with such request, including without limitation furnishing or providing access to the Fund, the Adviser, or the Fund's
Chief Compliance Officer with such documents, reports, data and other information as the Fund may reasonably request regarding transactions on behalf of the Fund, the Sub-
Adviser's performance hereunder or compliance with the terms hereof, and participating in such meetings (and on-site visits among representatives of the Fund and the Sub-
Adviser) as the Fund may reasonably request.  The Sub-
Adviser agrees to maintain and implement a compliance program that is designed to comply with the requirements of Rule 206(4)-7 under the Advisers Act.

(c) The Sub-Adviser represents and warrants that it has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Section
204A of the Advisers Act and has provided the Fund with a copy of the code of ethics and evidence of its adoption, and will promptly notify the Sub-Adviser of any material changes to (including policies added to or deleted from) its code of ethics. Within thirty (30) days of the end of the last calendar quarter of each year while this Agreement is in effect or upon the written request of the Fund, the Adviser, or the Fund's Chief Compliance Officer, the Chief
Compliance Officer of the Sub-Adviser shall certify to the Fund that (i) the Sub-Adviser has complied in all material respects with the requirements of Rule 17j-1 and Section
204A during the previous year and that to the Chief
Compliance Officer of the Sub-Adviser's knowledge there has been no material violation of the Sub-Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation and (ii) the Sub-Adviser has adopted procedures reasonably designed to prevent Access Persons from violating the code of ethics. Upon the written request of the Fund, the Adviser, or the Fund's Chief Compliance Officer, the Sub-
Adviser shall permit the Fund, the Adviser, and their employees or agents to examine the form of reports required to be made to the Sub-Adviser by Rule 17j-1(d)(1).

(d) The Sub-Adviser has established and will keep in effect a "disaster recovery" preparedness plan that sets forth procedures for recovery of critical business functions at minimum operating levels and can be implemented within a 6 hour time period. The Sub-Adviser shall notify the Adviser, as soon as practicable by telephone, electronic mail or such other method of prompt communication as may be available under the circumstances, of the occurrence of any event requiring the Sub-Adviser to implement any procedures under such plan.

9. Insurance. The Sub-Adviser shall maintain errors and omissions insurance coverage and crime coverage in such amounts as agreed upon from time to time by the Adviser and the Sub-Adviser, and from insurance providers that are in the business of regularly providing insurance coverage to investment advisers. In no event shall the Sub-Adviser's errors and omissions insurance coverage be less than $1 million or the crime coverage be less than $1 million. The Sub-Adviser shall provide prior written notice to the Adviser
(i) of any material changes in its insurance policies or insurance coverage that would have a material adverse effect on the Managed Portion; or (ii) if any material claims will be made on its insurance policies that would have a material adverse effect on the Managed Portion. Furthermore, it shall upon request provide to the Adviser any information it may reasonably require concerning the amount of or scope of such insurance.

10. Status of the Sub-Adviser. The Sub-Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Adviser or the Fund.


11. Services Not Exclusive. Nothing in this Agreement shall limit or restrict the right of the Sub-Adviser or any director, officer, affiliate or employee of the Sub-Adviser to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

12. Representations and Warranties of the Sub-Adviser.

(a) The Sub-Adviser represents and warrants to the Adviser that: (i) it is registered as an investment adviser under the Advisers Act, is authorized and regulated by the Financial Conduct Authority of the United Kingdom and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities with respect to the Managed Portion require it to be so registered or licensed;
(ii) it has reviewed the registration requirements of the CEA and the National Futures Association ("NFA") relating to commodity trading advisors and is either appropriately registered with the CFTC and a member of the NFA or exempt or excluded from CFTC registration requirements; (iii) it will maintain each such registration, license or membership in effect at all times during the term of this Agreement and will obtain and maintain such additional governmental, self-regulatory, exchange or other licenses, approvals and/or memberships and file and maintain effective such other registrations as may be required to enable the Sub-Adviser to perform its obligations under this Agreement; (iv) it is duly organized and validly existing, and is authorized to enter into this Agreement and to perform its obligations hereunder and this Agreement has been duly executed and delivered by the Sub-Adviser; (v) this Agreement is enforceable against the Sub-Adviser in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and (vi) neither the execution or delivery of this Agreement by the Sub-Adviser nor its performance of its obligations hereunder shall conflict with, violate, breach or constitute a default under any term or provision of its constituent or governing documents or any indenture, mortgage, deed of trust, instrument, agreement or other document to which the Sub-Adviser is a party or by which it is bound or to which any of its assets are subject or any applicable statute, law, rule, regulation, order or other legal requirement applicable to the Sub-Adviser or any of its assets, except to the extent such violation, breach or default would not have a material adverse effect on the Sub-Adviser's ability to fulfill its duties under this Agreement.

(b) Subject to applicable law, the Sub-Adviser shall promptly notify the Adviser and the Trust in writing of the occurrence of any of the following events: (i) any of the representations and warranties of the Sub-Adviser contained in this section becomes untrue in any material respect after the execution of this Agreement; (ii) any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or other applicable law, rule or regulation or if the Sub-Adviser becomes aware that it is subject to any statutory disqualification pursuant to Section 9(b) of the 1940 Act or otherwise that prevents the Sub-Adviser from serving as an investment adviser or performing its duties pursuant to this Agreement; (iii) the Sub-Adviser shall have been served or notified of any material action, suit, or proceeding, at law or in equity, before or by any court, public board or body, regarding the affairs of the Managed Portion; (iv) Fabio Pecce of the Sub-Adviser (together with such other persons as the Adviser and the Sub-Adviser may agree in writing from time to time, the "Key Personnel") is no longer active, or is proposed to no longer be active, in the day-to-day management of and/or trading decisions for the Managed Portion; (v) any change in any of the Key Personnel and/or any change concerning any of the Key Personnel (including, without limitation, any change in the location of any such person or any adverse change in the position, function, regulatory or licensing status or other circumstances of any such person) which may adversely affect the Managed Portion; (vi) any proposed assignment of this Agreement; (vii) the Sub-Adviser becomes aware of any material fact respecting or relating to the Sub-Adviser or the investment strategies of the Managed Portion that is required to be disclosed, but that is not contained in the Registration Statement, as amended and supplemented from time to time, regarding the Fund, or any amendment or supplement thereto, and of any material statement respecting the Sub-Adviser, the Sub-Adviser's investment strategies or the Managed Portion contained therein that becomes untrue in any material respect; (viii) any change in the Sub-Adviser's financial condition that would materially adversely impact its abilities to perform its duties hereunder and of any material reduction in the amount of coverage under the Sub-Adviser's errors and omissions or professional liability insurance coverage; (ix) Sub-Adviser becomes aware of any event or circumstance that constitutes an event of default, or termination event under any Trading Agreement with respect to the Managed Portion, and Sub-Adviser hereby agrees to use its commercially reasonable efforts to monitor the occurrence of any such event or circumstance; (x) any Counterparty (A) communicates to Sub-Adviser (in any manner whatsoever) that such Counterparty will declare, might declare, or believes it is entitled to declare, an event of default, or termination event or (B) makes any changes to (i) the fees, rates, or other charges or (ii) the daily or aggregate trading limits, margin requirements, eligible collateral requirements, or other risk parameters which would have a material adverse impact on the Managed Portion, and in each case Sub-Adviser shall forward to Adviser all correspondence received from such Counterparty in connection therewith; and (xi) any change in the Sub-Adviser's status as a registered CTA or member of the NFA or, if the Sub-Adviser is relying on an exemption or exclusion from registration as a CTA, of any event that will make it ineligible for such exemption or exclusion. The Sub-Adviser further agrees to notify the Adviser and the Trust promptly if any statement regarding the Sub-Adviser contained in the Trust's Registration Statement with respect to the Fund, or any amendment or supplement thereto, becomes untrue or incomplete in any material respect.

(c) The Sub-Adviser represents and warrants that it has delivered to the Fund prior to the execution of this Agreement a copy of the Sub-Adviser's current Form ADV (Parts 1 and 2) and all information in such document is complete and accurate in all material respects as of the date thereof and is in conformity in all material respects with applicable securities laws, rules and regulations. The Sub-Adviser hereby covenants and agrees promptly to deliver to the Fund its current Form ADV quarterly or upon reasonable request.
(d) The Sub-Adviser acknowledges and agrees that it has not received legal or regulatory advice from the Fund, the Adviser or any of their respective employees or representatives, and is not entitled to rely on any legal statements or omissions by such employees or representatives regarding applicable law or regulation in satisfying its obligations hereunder, including its obligation to comply with all applicable laws and regulations.
13. Representations and Warranties of the Adviser.
(a) The Adviser represents and warrants to the Sub-Adviser that: (i) it is registered as an investment adviser under the Advisers Act and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed, (ii) it is duly organized and validly existing, and is authorized to enter into this Agreement and to perform its obligations hereunder; and (iii) neither the execution or delivery of this Agreement by the Adviser nor its performance of its obligations hereunder shall conflict with, violate, breach or constitute a default under any term or provision of its constituent or governing documents or any indenture, mortgage, deed of trust, instrument, agreement or other document to which the Adviser is a party or by which it is bound or to which any of its assets are subject or any applicable statute, law, rule, regulation, order or other legal requirement applicable to the Adviser or any of its assets; (iv) it has adopted and implemented written policies and procedures, as required by Rule 206(4)-7 under the Advisers Act, which are reasonably designed to seek to prevent violations of federal securities laws by the Adviser, its employees, supervised persons, officers, and agents; (vi) it is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by the Investment Advisory Agreement it has entered into with the Trust and will promptly notify the Sub-Adviser of the occurrence of any event that is likely to disqualify the Adviser from serving as an investment adviser to the Fund pursuant to Section 9(a) of the 1940 Act or other applicable law, rule or regulation;
(vii) it will comply in all material respects with the 1940 Act, the Advisers Act and all other applicable laws and regulations to which it may be subject, including, without limitation, Subchapter M of the Internal Revenue Code; and
(viii) the Fund's Registration Statement does not contain an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(b) Subject to applicable law, the Adviser shall promptly notify the Sub-Adviser and the Trust in writing of the occurrence of any of the following events: (i) any of the representations and warranties of the Adviser contained in this section becomes untrue in any material respect after the execution of this Agreement; (ii) the Adviser shall have been served or notified of any material action, suit, proceeding or investigation, at law or in equity, before or by any court, public board or body, that is material to the affairs of the Fund; (iii) any change in control (as defined in Section 2(a)(9) of the 1940 Act) of the Adviser; and (iv) any change in the Adviser's status as a registered CPO with respect to the Fund and as a member of the NFA or, if the Adviser is relying on an exemption or exclusion from registration as a CPO, of any event that will make it ineligible for such exemption or exclusion.

14. Anti-Money Laundering Representation and Warranties.  The
Adviser and/or the Trust represents, warrants and agrees that:

(a) the Trust has implemented anti-money laundering policies and procedures that are reasonably designed to comply with the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001 and any other applicable anti-money laundering laws and regulations.

(b) it has processes, procedures and systems reasonably designed to ensure compliance with economic sanctions programs administered by the Office of Foreign Assets Control ("OFAC"), including the list of specially designated nationals and blocked persons administered by OFAC as such list may be amended from time to time (commonly known as the "SDN List"), and any other applicable sanctions programs.

15. Certain Records.
(a) The Sub-Adviser agrees to maintain, in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to the Sub-Adviser's services under this Agreement and the Managed Portion's investments made by the Sub-Adviser as are required by Section 31 of the 1940 Act, and rules and regulations thereunder, and by other applicable legal provisions, including the Advisers Act, the 1934 Act, the CEA, and rules and regulations thereunder, and the Fund's compliance policies and procedures, and to preserve such records for the periods and in the manner required by that Section, and those rules, regulations, legal provisions and compliance policies and procedures. In compliance with the requirements of Rule 31a-3 under the 1940 Act, any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act that are prepared or maintained by the Sub-Adviser on behalf of the Managed Portion are the property of the Fund and shall be surrendered promptly to the Fund or the Adviser on request provided, however, that the Adviser and the Fund grant the Sub-Adviser a perpetual, worldwide, irrevocable, nonexclusive license to use such records with respect to the Managed Portion.


(b) The Sub-Adviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such periodic, special and other examinations by the Securities and Exchange Commission, or any governmental agency or other instrumentality having regulatory authority over the Adviser or the Fund. The Sub-Adviser further agrees that it will comply with reasonable requests for access from the Fund's auditors, the Fund or any representative of the Fund (including, without limitation, the Fund's Chief Compliance Officer), and the Adviser to all accounts, books and other records maintained and preserved by it as required hereby.

    16. Liability of Sub-Adviser.

(a) The Sub-Adviser shall not be liable to the Trust, the Fund, the Adviser or to any of their respective affiliates or to any shareholder for any error of judgment, mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except for a loss resulting from the Sub-Adviser's (i) willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of its obligations and duties hereunder, or (ii) material breach of this Agreement.

(b) In no event will the Sub-Adviser or its affiliates have any liability for any other fund of the Trust, for any portion of the Fund not managed by the Sub-Adviser or for the acts or omissions of any other sub-investment adviser to the Trust or Fund. Nor will the Sub-Adviser or its affiliates have any liability for any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature or other materials pertaining to the Fund, including any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, unless such a statement or omission was made in reliance upon and in conformity with written information furnished by the Sub-Adviser to the Adviser or the Fund and not timely corrected or updated by the Sub-Adviser prior to filing.

Nothing in this Section 15 shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

    17. Indemnification.

(a) Subject to the exculpation protections in Sections 15(a) and (b) above, Sub-Adviser will, to the extent permissible under applicable law, indemnify and hold harmless Adviser and the Trust, their affiliates, and their respective employees, managers, members, officers, trustees, directors and shareholders from and against all losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and disbursements) arising out of this Agreement except to the extent such claims arise out of: (i) Adviser's willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of its obligations and duties hereunder; or (ii) Adviser's material breach of this Agreement;

(b) Adviser will, to the extent permissible under applicable law, indemnify and hold harmless Sub-Adviser, its affiliates, and their respective employees, managers, members, partners, officers, trustees, directors and shareholders from and against all losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and disbursements) arising out of this Agreement, except to the extent such claims arise out of: (i) Sub-Adviser's willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of its obligations and duties hereunder; or (ii) Sub-Adviser's material breach of this Agreement.


18. Duration and Termination.

(a) This Agreement is effective as of the date first written above, provided that this Agreement shall not take effect unless it has first been approved (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Fund's outstanding voting securities (within the meaning of the 1940 Act), unless the Adviser has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Fund's outstanding voting securities.


(b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its date of execution. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by either the vote of (A) the Board or (B) a majority of the outstanding voting securities of the Fund (within the meaning of the 1940 Act); provided further, that if the shareholders fail to approve the Agreement as provided herein, the Sub-Adviser may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

(c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Board or by a vote of a majority of the outstanding voting securities of the Fund.
This Agreement may also be terminated, without the payment of any penalty, by the Adviser: (i) upon 60 days written notice to the Sub-Adviser; (ii) immediately upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in this Agreement; or
(iii) immediately if, in the reasonable judgment of Adviser, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including without limitation, circumstances such as financial insolvency of the Sub-Adviser. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 60 days written notice to Adviser and the Trust. This Agreement will terminate automatically in the event of its assignment or upon termination of the Investment Advisory Agreement, as it relates to this Fund.

(d) In the event of termination for any reason, all records of the Fund that are maintained by the Sub-Adviser in accordance with the 1940 Act and Section 14 of this Agreement shall promptly be returned to the Adviser or the Trust, free from any claim or retention of rights in such records by the Sub-Adviser, although the Sub-Adviser will retain a worldwide, irrevocable, non-exclusive license to use such records with respect to the Managed Portion.

19. Notices. Unless otherwise provided in this Agreement or otherwise agreed by the Adviser in writing, all notices and other communications hereunder shall be in writing.
Notices and other writings delivered or mailed postage prepaid to the Adviser and the Trust at BlackRock Advisors, LLC, 40 East 52nd Street, New York, NY 10022, Attention:
General Counsel-Mutual Funds, or to the Sub-Adviser at GLG
Partners LP, 1 Curzon Street, London, W1J 5HB, England,
Attention: Senior Legal Counsel, or to such other address as the Adviser or the Sub-Adviser may hereafter specify by written notice to the most recent address specified by the other party, shall be deemed to have been properly delivered or given hereunder to the respective addressee when delivered by hand or facsimile or five days after mailed by certified mail, post-paid, by return receipt requested to the other party at the principal office of such party.

20. Confidentiality.
(a) The Adviser shall not disclose or transmit information, documentation or other written materials with respect to the Sub-Adviser to any third party in any form that would enable such third parties to reverse engineer the Sub-Adviser's trading systems or the methodology utilized by such systems.

(b) The Sub-Adviser shall treat all records and other information relative to the Trust, the Fund and the Adviser and their prior, present or potential shareholders and clients, including the list of portfolio securities, instruments and assets and liabilities of the Fund, and any Trading Agreements, or excerpts thereof, which it shall receive or have access to in the performance of its duties confidentially and as proprietary information of the Trust and the Adviser. The Sub-Adviser shall not disclose such records or information to any third party or use such records or information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust and the Adviser). The Sub-Adviser shall not use its knowledge of non-public information regarding the Fund's portfolio as a basis to place or recommend any securities or other transactions for its own benefit or the benefit of others or to the detriment of the Fund. Nothing in this Section or Agreement shall prevent the use or publication by the Sub-Adviser of the Sub-Adviser's performance information with respect to the Managed Portion.

(b) The Sub-Adviser hereby authorizes the Fund and the Adviser to use all related evaluation material, analyses and information regarding the Sub-Adviser and the investment program of the Fund, including information about portfolio holdings and positions, in connection with (1) marketing the Fund and the Adviser's services to the Trust, (2) providing ongoing information to existing shareholders and (3) providing any required regulatory disclosures.

(c) The confidentiality provisions of this Section 19 will not apply to any information that either party hereto can show: (a) is or subsequently becomes publicly available without breach of any obligation owed to the other party; (b) became known to either party from a source other than the other party, and without breach of an obligation of confidentiality owed to the other party; (c) is independently developed by either party without reference to the information required by this Agreement to be treated confidentially; or (d) is used by either party in order to enforce any of its rights, claims or defenses under, or as otherwise contemplated in, this Agreement. Nothing in this
Section 19 will be deemed to prevent a party from disclosing any information received hereunder pursuant to any applicable law, rule or regulation or in response to a request from a duly constituted regulatory, self-regulatory or other judicial authority with appropriate jurisdiction over such party.

    21. Use of BlackRock Names.
The Sub-Adviser acknowledges and agrees that the names "BlackRock Funds" and BlackRock Advisors, LLC, and abbreviations or logos associated with those names, are the valuable property of the Adviser and its affiliates; that the Trust, has the right to use such names, abbreviations and logos; and that the Sub-Adviser shall use the names "BlackRock Funds," BlackRock Advisors, LLC, and associated abbreviations and logos, only in connection with the Sub-Adviser's performance of its duties hereunder. Further, in any communication with the public and in any marketing communications of any sort, the Sub-Adviser agrees to obtain prior written approval from the Adviser before using or referring to "BlackRock Funds" and the Adviser, or the Fund or any abbreviations or logos associated with those names.


22. Use of Sub-Adviser Name. The Adviser and the Trust are authorized to publish and distribute any information, including but not limited to registration statements, advertising or promotional material, regarding the provision of sub-investment advisory services by the Sub-Adviser pursuant to this Agreement and to use in advertising, publicity or otherwise the name or logo of the Sub-Adviser in such form as approved by the Sub-Adviser prior to first use, such approval not be unreasonably withheld. The Adviser and/or Trust shall obtain the approval of the Sub-Adviser prior to any subsequent use of the name or logo of the Sub-Adviser which differs materially from that previously approved. In addition, the Adviser may distribute information regarding the provision of sub-investment advisory services by the Sub-Adviser to the Board without the prior written consent of the Sub-Adviser. The Adviser shall provide copies of such items to the Sub-Adviser upon request within a reasonable time following such use, publication or distribution. In addition, the Adviser acknowledges and agrees that it has no rights in or to the Sub-Adviser's name beyond the limited use rights granted herein.

23. Electronic Delivery. The Adviser and Trust hereby agree and provide their consent to have the Sub-Adviser electronically deliver Account Communications. "Account Communications" means all current and future account statements; privacy statements; audited financial information; this Agreement (including all supplements and amendments hereto); the Sub-Adviser's Form ADV and updates thereto; notices and other information, documents, data and records regarding the Fund assets. By signing this Agreement, the Adviser and the Trust consent to electronic delivery as described in the preceding two sentences. It is the Adviser's affirmative obligation to notify the Sub-Adviser in writing if the Adviser's e-mail address changes. The Adviser may revoke or restrict its consent to electronic delivery of Account Communications at any time by notifying the Sub-Adviser, in writing, of the Adviser's intention to do so.

Neither the Sub-Adviser nor its affiliates will be liable for any interception of Account Communications. The Adviser should note that no additional charge for electronic delivery will be assessed, but the Adviser may incur charges from its Internet service provider or other Internet access provider. In addition, there are risks, such as systems outages, that are associated with electronic delivery.
24. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

25. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved
(i) by a vote of a majority of the Independent Trustees, and
(ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Fund's outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of an SEC exemptive order permitting the Trust to modify the Agreement without such vote).

26. Third-Party Beneficiary. The Fund is an intended third-party beneficiary under this Agreement and is entitled to enforce this Agreement as if it were a party thereto. No other person or entity not a party to this Agreement shall be deemed a third-party beneficiary of this Agreement.

27. Survival. Sections 4, 12, 13, 15, 16, 17, 18, 19, 21 and
26 shall survive the termination of this Agreement.

28. Captions. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

29. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

30. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, and in accordance with the applicable provisions of the 1940 Act and the rules and regulations thereunder. To the extent that the applicable laws of the State of Delaware or any provisions herein conflict with the applicable provisions of the 1940 Act, the latter shall control.

31. Series of BlackRock Funds.

    "BlackRock Funds" and "Trustees" refer respectively to the trust created by the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated December 22, 1988, as amended, which is hereby referred to and a copy of which is on file at the office of the State of Secretary of the Commonwealth of Massachusetts and at the principal office of the Fund. The obligations of "BlackRock Funds" entered into in the name or on behalf thereof by any of the Trustees, officer, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Fund personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of shares of the Fund must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Fund.




[PAGE BREAK]






IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers to execute this Agreement as of the day and year first written above.





BlackRock Advisors, LLC
By:        /s/ Neal J. Andrews
Name:      Neal Andrews
Title:     Managing Director




GLG Partners LP
By:  GLG  Partners Limited, its general partner



By: /s/ John Morton         /s/ Sonia Mohindra
Name: John Morton            Sonia Mohindra
Title: Authorised Signatory  Authorised Signatory


ACKNOWLEDGEMENT:





The undersigned officer of the
Trust hereby executes this
Agreement on behalf of the Fund
as of the date first written
above. The Trust does not hereby
undertake, on behalf of the Fund
or otherwise, any obligation to
the Sub-Adviser.






BlackRock Funds,
on behalf of its series
BlackRock Multi-Manager Alternative Strategies Fund





By:  /s/ Neal J. Andrews
Name:  Neal Andrews
Title: Chief Financial Officer and Assistant Treasurer



[PAGE BREAK]




Exhibit A
to
Sub-Advisory Agreement between
BlackRock Advisors, LLC and
GLG Partners, LP

Fee (as a percentage of average daily net assets of the Managed
Portion):
[   ]%


If, at any time, (i) the Sub-Adviser provides to any other investment company registered under the 1940 Act investment advisory services using investment strategies identical to those provided by the Sub-Adviser to the Fund pursuant to this Agreement, (ii) the value of the assets under management with respect to which the Sub-Adviser provides such services to such other investment company is equal to or less than the value of the Managed Portion, and (iii) the Sub-Adviser is compensated for providing such services at a rate less than the rate set forth on this Exhibit A, then the Sub-Adviser shall, as soon as reasonably practicable, notify the Adviser of the foregoing in reasonable detail and, as of the date of such notice, the rate set forth on this Exhibit A shall immediately and without requirement of further action be deemed amended to reflect a rate equal to the lower rate at which the Sub-Adviser is compensated by such other investment company.